EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors (each, a “Signatory”) of GenVec, Inc., a corporation organized under the laws of the state of Delaware (the “Company”), hereby constitutes and appoints Paul H. Fischer, Jeffrey W. Church and Steven Kaplan (each, an “Agent”, and collectively, “Agents”) or any of them, his true and lawful attorney-in-fact and agent for and in his name, place and stead, in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

Signature /s/Paul H. Fischer	Title	Date
Paul H. Fischer, Ph.D. /s/Jeffrey W. Church	President, Chief Executive Officer and Director (Principal Executive Officer)	March 15, 2005
Jeffrey W. Church /s/Barbara Hackman Franklin	Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial and Accounting Officer)	March 15, 2005
Barbara Hackman Franklin /s/Thomas Fraser, Ph.D.	Director	March 15, 2005
Thomas Fraser, Ph.D. /s/Wayne T. Hockmeyer, Ph.D.	Director	March 15, 2005
Wayne T. Hockmeyer, Ph.D. /s/Zola Horovitz, Ph.D.	Director	March 15, 2005
Zola Horovitz, Ph.D. /s/William N. Kelley, M.D.	Director	March 15, 2005
William N. Kelley, M.D. /s/Stelios Papadopoulos, Ph.D.	Director	March 15, 2005
Stelios Papadopoulos, Ph.D. /s/Joshua Ruch	Director	March 15, 2005
Joshua Ruch /s/ Harold R. Werner	Director	March 15, 2005
Harold R. Werner	Director	March 15, 2005